As filed with the Securities and Exchange Commission on September 25, 2014
Registration Statement No. 333-170145

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	55-0672148
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 North Main Street Moorefield, West Virginia	26836
(Address of Principal Executive Offices)	Zip Code

2009 OFFICER STOCK OPTION PLAN

H. Charles Maddy, III, Agent for Service
Chief Executive Officer
300 North Main Street
Moorefield, West Virginia 26836
 (304) 530-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF UNSOLD SECURITIES

On October 21, 2010, Summit Financial Group, Inc. (the “Company”) filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No. 33-170145) (the “Form S-8”) registering 350,000 shares of the Company’s Common Stock, $2.50 par value (the “Shares”), to be issued to participants under the 2009 Officer Stock Option Plan (the “Plan”).  To date, options to purchase an aggregate of 8,000 Shares have been awarded under the Plan.  Upon approval of the Summit Financial Group, Inc. 2014 Long-Term Incentive Plan by the Company’s shareholders on May 15, 2014, the remaining 342,000 Shares that are unissued under the Plan will cease to be available for award under the Plan.  This Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 is being filed in order to deregister 342,000 Shares that were registered under the Forms S-8 and remain unissued under the Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                                Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Moorefield, State of West Virginia, on this 25th day of September, 2014.

                                                                SUMMIT FINANCIAL GROUP, INC.

                                                                By:/s/ H. Charles Maddy, III
                                                                       H. Charles Maddy, III
                                                                       President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 25, 2014.

Signature	Title

By: /s/ H. Charles Maddy, III H. Charles Maddy, III	President and Chief Executive Officer (Principal Executive Officer) and Director

By: /s/ Robert S. Tissue Robert S. Tissue	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

By: /s/ Julie R. Cook Julie R. Cook	Vice President and Chief Accounting Officer (Principal Accounting Officer)

By: /s/ Oscar M. Bean* Oscar M. Bean	Chairman of the Board and Director

By: Dewey F. Bensenhaver	Director

By: /s/ J. Scott Bridgeforth* J. Scott Bridgeforth	Director

By: /s/ James M. Cookman* James M. Cookman	Director

By: /s/ John W. Crites* John W. Crites	Director

By: James P. Geary, II	Director

By: /s/ Georgette R. George* Georgette R. George	Director

By: /s/ Thomas J. Hawse, III* Thomas J. Hawse, III	Director

By: /s/ Phoebe Fisher Heishman* Phoebe Fisher Heishman	Director

By: /s/ Gary L. Hinkle* Gary L. Hinkle	Director

By: /s/ Jeffrey E. Hott* Jeffrey E. Hott	Director

By: /s/ Gerald W. Huffman* Gerald W. Huffman	Director

By: /s/ Duke A. McDaniel* Duke A. McDaniel	Director

By: /s/ George W. Pace* George W. Pace	Director

By: /s/ Charles Piccirillo* Charles Piccirillo	Director

*By: /s/ H. Charles Maddy, III H. Charles Maddy, attorney-in-fact for each of the persons indicated

SUMMIT FINANCIAL GROUP, INC.

POST EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

EXHIBITS INDEX

Item 601 Paragraph (b) Reference	Exhibit

(23)	Consent of Arnett Foster Toothman PLLC

(24)	Power of Attorney